Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, is dated as of November 29, 2022 (this “Agreement”), by and among Mitesco, Inc., a Delaware corporation (the “Company”), and INVESTOR, an individual corporation (the “Holder”).

WHEREAS, the Holder is the holder of (a) a Promissory Note dated November 29, 2022 for the Principal Amount of $18,750 (“November 29 Promissory Note”);

WHEREAS, the Company expects to list its Common Stock on a national securities exchange (the “Uplisting”) shortly following the date hereof and in connection therewith to conduct an offering of Common Stock and/or units consisting of Common Stock and warrants to purchase Common Stock (the “Uplisting Offering”); and

WHEREAS, pursuant to the terms of a Securities Purchase Agreement, dated on or about the date of the Uplisting (the “Series E SPA”), the Company is conducting an offering of shares of its Series E Convertible Preferred Stock (the “Series E Shares”) having the terms and provisions set forth in the form of Certificate of Designations, Preferences and Rights of the Series E Convertible Perpetual Preferred Stock of the Company, attached hereto as Exhibit A;

WHEREAS¸ the Holder has agreed to invest no less than $18,750 (in total) pursuant to the terms of a Promissory Note dated as of November 29, 2022 (the “November 29 Promissory Note”); and

WHEREAS, the exchange provided for hereby is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Exchange. Effective as of the date of the Uplisting (but immediately prior to the Uplisting), the Holder shall exchange the November 29 Promissory Note for a number of Series E Shares equal to the applicable Series E Exchange Value. The Holder shall exchange November 29 Promissory Note by surrendering them to the Company (the “Holder Deliveries”). Upon such surrender, the Company shall issue to the Holder the number of Series E Shares equal to the Series E Exchange Value. In connection with such exchange, the Company and the Holder agree that such Holder shall execute the Series E SPA, as a purchaser thereunder, and that the Holder’s surrender of the Holder Deliveries shall constitute such Holder’s payment of its Subscription Amount (as defined in the Series E SPA) under the Series E SPA. Upon the Uplisting and issuance of the Series E Shares to the Holder, the November 29 Promissory Note owned by the Holder shall be canceled on the books of the Company and all of such Holder’s rights with respect thereto shall automatically cease and terminate, and such Holder, by executing and becoming a party to this Agreement, shall be deemed to have consented to the cancellation of the Holder’s November 29 Promissory Note. For purposes of this Agreement, the “Series E Exchange Value” shall be an amount of Series E Shares equal to 150% of the Principal Amount (as defined in the November 29 Promissory Note). By way of example, if the Uplisting were to have occurred as of November 28,

2022, the Holder would have received $28,125 of Series E Shares (rounded up) as detailed on Schedule I.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a)    the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)    all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and

(c)    the Series E Shares issued in accordance herewith and under the Series E SPA have been duly authorized and validly issued and are fully paid and non-assessable.

3.    Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that:

(a)    Holder is a legal person duly organized, validly existing and in good standing under the laws of its jurisdiction of New York;

(b)    all actions on the part of the Holder necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof; this Agreement is validly authorized, executed and delivered by the Holder and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(c)    Holder is acquiring the Series E Shares for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;

(d)    Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act;

(e)    Holder understands that the Series E Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, acknowledgements, and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Series E Shares;

(f)    Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Series E Shares; Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein; Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series E Shares; Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Series E Shares and the transactions contemplated by this Agreement;

(g)    Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series E Shares or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Series E Shares; and

(h)    Holder understands and acknowledges that, upon its execution of this Agreement, any and all November 29 Promissory Note owned by it will be automatically cancelled, in each instance without further action on the part of the Company or Holder except as otherwise set forth herein, and Holder releases the Company from any and all obligations of the Company to Holder under the Promissory Note and Tranche 2 Commitment Shares owned by it; without limiting the generality of the preceding sentence, such Holder hereby surrenders and waives all rights that it has in respect of all of its Promissory Note, Tranche 2 Commitment Shares and the November 29 Promissory Note.

4.    Miscellaneous.

(a)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles of conflicts of law.

(b)    Entire Agreement. This Agreement and the Series E SPA contain the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto.

(c)    Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d)    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

MITESCO, INC.

By:

Name:

Title:

HOLDER:

INVESTOR

Signature:

EXHIBIT A

Form of Serie E Certificate of Designations

Schedule I

Promissory Note	$18,750
50% Premium	$9,375
Total	$28,125